Exhibit 99.1

VISHAY REPORTS RESULTS FOR SECOND QUARTER 2021

•	Revenues Q2 of $819 million.
•	Gross margin Q2 of 28.0%.
•	Operating margin Q2 of 15.3%.
•	EPS Q2 of $0.64; adjusted EPS of $0.61.
•	Free Cash for the trailing 12 months Q2 of $230 million.
•	Guidance Q3 2021 for revenues of $810 to $850 million and at a gross margin of 28.3% plus/minus 50 basis points at Q2 exchange rates.

Malvern, PA, August 10, 2021, Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and six fiscal months ended July 3, 2021.

Revenues for the fiscal quarter ended July 3, 2021 were $819.1 million, compared to $764.6 million for the fiscal quarter ended April 3, 2021, and $581.7 million for the fiscal quarter ended July 4, 2020.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended July 3, 2021 were $93.2 million, or $0.64 per diluted share, compared to $71.4 million, or $0.49 per diluted share for the fiscal quarter ended April 3, 2021, and $24.7 million, or $0.17 per diluted share for the fiscal quarter ended July 4, 2020.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude certain items net of tax and the unusual tax items, were $0.61, $0.46, and $0.18 for the fiscal quarters ended July 3, 2021, April 3, 2021, and July 4, 2020, respectively.

Commenting on results for the second quarter 2021, Dr. Gerald Paul, President and Chief Executive Officer stated, “In the second quarter of 2021, the steep upturn of our business that began in October of last year continued unbroken. Sales at this time are limited by our capacity. Inventory turns of Vishay’s products at distribution increased again in all regions compared to the previous quarter. Sales to the industrial markets reached record levels.”

Commenting on the outlook Dr. Paul stated, “For the third quarter 2021 we guide for revenues in the range of $810 to $850 million at a gross margin of 28.3% plus/minus 50 basis points at the exchange rates of Q2 2021.”
A conference call to discuss Vishay’s second quarter financial results is scheduled for Tuesday, August 10, 2021 at 9:00 a.m. ET. The dial-in number for the conference call is 877 589-6174 (+1 706-643-1406, if calling from outside the United States or Canada) and the access code is 6716307.
A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call available from 1:00 p.m. ET on Tuesday, August 10, 2021, through 11:59 p.m. ET on Wednesday, August 25, 2021. The telephone number for the replay is 855-859-2056 (+1 404-537-3406, if calling from outside the United States or Canada) and the access code is 6716307.

About Vishay

Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, inventories, product demand, anticipated areas of growth, market segment performance, capital expenditures, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech ™ is a trademark of Vishay Intertechnology.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	July 3, 2021	April 3, 2021	July 4, 2020

Net revenues	$819,120	$764,632	$581,717
Costs of products sold*	589,848	561,683	451,047
Gross profit	229,272	202,949	130,670
Gross margin	28.0%	26.5%	22.5%

Selling, general, and administrative expenses*	103,900	105,685	89,127
Restructuring and severance costs	-	-	743
Operating income	125,372	97,264	40,800
Operating margin	15.3%	12.7%	7.0%

Other income (expense):
Interest expense	(4,443)	(4,376)	(8,430)
Loss on early extinguishment of debt	-	-	(1,146)
Other	(3,749)	(5,731)	(1,484)
Total other income (expense) - net	(8,192)	(10,107)	(11,060)

Income before taxes	117,180	87,157	29,740

Income tax expense	23,799	15,514	4,845

Net earnings	93,381	71,643	24,895

Less: net earnings attributable to noncontrolling interests	189	208	242

Net earnings attributable to Vishay stockholders	$93,192	$71,435	$24,653

Basic earnings per share attributable to Vishay stockholders	$0.64	$0.49	$0.17

Diluted earnings per share attributable to Vishay stockholders	$0.64	$0.49	$0.17

Weighted average shares outstanding - basic	145,017	144,968	144,846

Weighted average shares outstanding - diluted	145,445	145,463	145,170

Cash dividends per share	$0.095	$0.095	$0.095

* The fiscal quarter ended July 4, 2020 includes incremental costs of products sold and selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 pandemic of $923 and $(747), respectively.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	July 3, 2021	July 4, 2020

Net revenues	$1,583,752	$1,194,558
Costs of products sold*	1,151,531	916,648
Gross profit	432,221	277,910
Gross margin	27.3%	23.3%

Selling, general, and administrative expenses*	209,585	188,959
Restructuring and severance costs	-	743
Operating income	222,636	88,208
Operating margin	14.1%	7.4%

Other income (expense):
Interest expense	(8,819)	(16,982)
Loss on early extinguishment of debt	-	(4,066)
Other	(9,480)	(1,286)
Total other income (expense) - net	(18,299)	(22,334)

Income before taxes	204,337	65,874

Income tax expense	39,313	13,595

Net earnings	165,024	52,279

Less: net earnings attributable to noncontrolling interests	397	407

Net earnings attributable to Vishay stockholders	$164,627	$51,872

Basic earnings per share attributable to Vishay stockholders	$1.14	$0.36

Diluted earnings per share attributable to Vishay stockholders	$1.13	$0.36

Weighted average shares outstanding - basic	144,992	144,818

Weighted average shares outstanding - diluted	145,453	145,232

Cash dividends per share	$0.19	$0.19

* The six fiscal months ended July 4, 2020 includes incremental costs of products sold and selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 pandemic of $4,053 and $(430), respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	July 3, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$726,759	$619,874
Short-term investments	129,035	158,476
Accounts receivable, net	398,651	338,632
Inventories:
Finished goods	144,993	120,792
Work in process	218,414	201,259
Raw materials	144,472	126,200
Total inventories	507,879	448,251

Prepaid expenses and other current assets	149,346	132,103
Total current assets	1,911,670	1,697,336

Property and equipment, at cost:
Land	75,547	76,231
Buildings and improvements	636,540	641,041
Machinery and equipment	2,745,465	2,732,771
Construction in progress	91,386	86,520
Allowance for depreciation	(2,633,944)	(2,593,398)
	914,994	943,165

Right of use assets	107,426	102,440

Goodwill	157,991	158,183

Other intangible assets, net	61,799	66,795

Other assets	196,903	186,554
Total assets	$3,350,783	$3,154,473

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	July 3, 2021	December 31, 2020
	(Unaudited)

Liabilities and equity
Current liabilities:
Trade accounts payable	$224,226	$196,203
Payroll and related expenses	151,668	141,034
Lease liabilities	21,542	22,074
Other accrued expenses	210,061	182,642
Income taxes	31,617	20,470
Total current liabilities	639,114	562,423

Long-term debt less current portion	454,031	394,886
U.S. transition tax payable	110,681	125,438
Deferred income taxes	1,869	1,852
Long-term lease liabilities	91,880	86,220
Other liabilities	105,631	104,356
Accrued pension and other postretirement costs	288,159	300,113
Total liabilities	1,691,365	1,575,288

Redeemable convertible debentures	-	170

Equity:
Vishay stockholders' equity
Common stock	13,271	13,256
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,346,132	1,409,200
Retained earnings	296,629	138,990
Accumulated other comprehensive income (loss)	(221)	13,559
Total Vishay stockholders' equity	1,657,021	1,576,215
Noncontrolling interests	2,397	2,800
Total equity	1,659,418	1,579,015
Total liabilities, temporary equity, and equity	$3,350,783	$3,154,473

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Six fiscal months ended
	July 3, 2021	July 4, 2020

Operating activities
Net earnings	$165,024	$52,279
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	83,879	82,158
Gain on disposal of property and equipment	(207)	(43)
Accretion of interest on convertible debt instruments	-	7,125
Inventory write-offs for obsolescence	9,550	11,587
Loss on early extinguishment of debt	-	4,066
Deferred income taxes	519	(4,370)
Other	5,758	954
Change in U.S. transition tax liability	(14,757)	-
Change in repatriation tax liability	-	(16,258)
Changes in operating assets and liabilities	(74,983)	(12,589)
Net cash provided by operating activities	174,783	124,909

Investing activities
Purchase of property and equipment	(60,710)	(48,832)
Proceeds from sale of property and equipment	234	230
Purchase of short-term investments	(27,488)	(157,086)
Maturity of short-term investments	53,679	108,044
Other investing activities	347	(529)
Net cash used in investing activities	(33,938)	(98,173)

Financing activities
Repurchase of convertible debt instruments	(300)	(90,525)
Net changes in short-term borrowings	-	(113)
Dividends paid to common stockholders	(25,216)	(25,185)
Dividends paid to Class B common stockholders	(2,298)	(2,299)
Distributions to noncontrolling interests	(800)	(600)
Cash withholding taxes paid when shares withheld for vested equity awards	(1,963)	(2,016)
Net cash used in financing activities	(30,577)	(120,738)
Effect of exchange rate changes on cash and cash equivalents	(3,383)	(201)

Net increase (decrease) in cash and cash equivalents	106,885	(94,203)

Cash and cash equivalents at beginning of period	619,874	694,133
Cash and cash equivalents at end of period	$726,759	$599,930

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Six fiscal months ended
	July 3, 2021	April 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020

GAAP net earnings attributable to Vishay stockholders	$93,192	$71,435	$24,653	$164,627	$51,872

Reconciling items affecting gross profit:
Impact of the COVID-19 pandemic	$-	$-	$923	$-	$4,053

Other reconciling items affecting operating income:
Restructuring and severance costs	$-	$-	$743	$-	$743
Impact of the COVID-19 pandemic	$-	$-	$(747)	-	(430)

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$-	$-	$1,146	$-	$4,066

Reconciling items affecting tax expense (benefit):
Changes in tax regulation	$(3,881)	$(4,395)	$-	$(8,276)	$-
Change in deferred taxes due to early extinguishment of debt	-	-	-	-	(1,346)
Effects of cash repatriation program	-	-	(190)	-	(190)
Tax effects of pre-tax items above	-	-	(589)	-	(2,071)

Adjusted net earnings	$89,311	$67,040	$25,939	$156,351	$56,697

Adjusted weighted average diluted shares outstanding	145,445	145,463	145,170	145,453	145,232

Adjusted earnings per diluted share	$0.61	$0.46	$0.18	$1.07	$0.39

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	July 3, 2021	April 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Net cash provided by operating activities	$117,461	$57,322	$90,431	$174,783	$124,909
Proceeds from sale of property and equipment	34	200	177	234	230
Less: Capital expenditures	(32,183)	(28,527)	(24,504)	(60,710)	(48,832)
Free cash	$85,312	$28,995	$66,104	$114,307	$76,307

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	July 3, 2021	April 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020

GAAP net earnings attributable to Vishay stockholders	$93,192	$71,435	$24,653	$164,627	$51,872
Net earnings attributable to noncontrolling interests	189	208	242	397	407
Net earnings	$93,381	$71,643	$24,895	$165,024	$52,279

Interest expense	$4,443	$4,376	$8,430	$8,819	$16,982
Interest income	(325)	(287)	(956)	(612)	(2,810)
Income taxes	23,799	15,514	4,845	39,313	13,595
Depreciation and amortization	41,733	42,146	40,638	83,879	82,158
EBITDA	$163,031	$133,392	$77,852	$296,423	$162,204

Reconciling items
Impact of the COVID-19 pandemic	$-	$-	$176	$-	$3,623
Restructuring and severance costs	-	-	743	-	743
Loss on early extinguishment of debt	-	-	1,146	-	4,066

Adjusted EBITDA	$163,031	$133,392	$79,917	$296,423	$170,636

Adjusted EBITDA margin**	19.9%	17.4%	13.7%	18.7%	14.3%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300